EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 21, 2005, on the financial statements of Winland Electronics, Inc. (the “Registrant”), which report and statements appear, or are incorporated by reference, in the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
June 22, 2005